Exhibit 10.41

THIRD AMENDMENT OF ESI 401(k) PLAN

This Third Amendment of the ESI 401(k) Plan is adopted by ITT Educational Services, Inc.

Background

A.                                   Effective May 15, 1998, ITT Educational Services, Inc. (“Employer”) amended and completed restated the ESI 401(k) Plan (“Plan”).

B.                                     The Plan has been amended by the First Amendment and a Second Amendment.

C.                                     The Employer wishes to amend the Plan further.

Amendment

THEREFORE, the Plan is amended as follows:

1.                                       Effective March 19, 2004, Sections 5.3(a) and (b) are amended to read as follows:

(a)                                  Company contributions under Section 5.1 shall be made in cash.

(b)                                 Company contributions made in cash shall be invested in accordance with Section 7.2.

2.                                       Effective March 19, 2004, Section 7.2 is amended to read as follows:

7.2                               Investment of Contributions.  Contributions under the Plan made by or on behalf of a Member (or an Employee who made a Rollover Contribution prior to meeting the eligibility requirements for membership), including Matching Company Contributions made on behalf of a Member, shall be invested, in multiples of 1%, in any one or more of the Funds as designated by the Member (or Employee) pursuant to rules and procedures established by the Committee, except that, effective March 19, 2004, new contributions shall not be invested in the ESI Stock Fund.

3.                                       Effective March 19, 2004, Section 7.4 is amended to read as follows:

7.4                               Redistribution of Accounts Among the Funds.  A Member or Deferred Member (or Beneficiary in the event of the death of a Member or Deferred Member) may elect at any time to reallocate on any Valuation Date all or part, in multiples of 1%, of his or her Pre-Tax Investment Account and Matching Contribution Account and, if applicable, his or her Retirement Contribution Account, After-Tax Investment Account, Rollover Account, and ESOP Account, among the Funds, other than the ESI Stock Fund.  An Employee who has made a Rollover Contribution prior to meeting the eligibility requirements for membership may elect at any time to reallocate on any Valuation Date all or part, in multiples of 1%, of his or her Rollover Account among the Funds, other than the ESI Stock Fund.  A Member, Deferred Member, Beneficiary, or Employee may cause all or part of his or her Accounts that are invested in the ESI Stock Fund to be transferred to another Fund, but he or she may not cause any part of any Account to be transferred into the ESI Stock Fund on or after March 19, 2004.  Reallocations made pursuant to this Section shall be made in accordance with the administrative procedures and within the time limits prescribed by the Committee and shall be effective as soon as practicable thereafter.

5.                                       Effective March 19, 2004, Section 7.5 is deleted.

6.                                       Effective March 19, 2004, Section 7.8 is amended to read as follows:

7.8                               Responsibility for Investments.  Each Member, Deferred Member, or Employee (or Beneficiary in the event of the death of a Member, Deferred Member, or Employee) is solely responsible for the selection of his or her investment options made pursuant to Section 7.2, 7.3, or 7.4.  The Trustee, the Committee, the Company, and the officers, supervisors, and other employees of the Company are not empowered to advise a Member, or Deferred Member as to the manner in which his or her Accounts shall be invested.  The fact that a Fund is available to Members or Deferred Members (or Employees who have made a Rollover Contribution prior to meeting the eligibility requirements for membership) for investment under the Plan shall not be construed as a recommendation for investment in the Fund.

This Third Amendment of the ESI 401(k) Plan is executed on behalf of ITT Educational Services, Inc. by its duly authorized officer this 19th day of March, 2004.

ITT Educational Services, Inc.

		By:	/s/ Nina F. Esbin

Nina F. Esbin
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Senior Vice President, Human Resources
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Attest:

By:	/s/ Jenny Yonce

Jenny Yonce
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MGR, Benefits & HRIS
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